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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Marketing Services Group, Inc. on Form S-3 of our report with respect to Grizzard Advertising Incorporated dated June 25, 1999 (July 8, 1999 as to Note
13), appearing in the Proxy Statement/Prospectus on Form S-4 of Marketing Services Group, Inc. included in Registration Statement No. 333-85233 and to the reference to us under the heading "Experts" in the prospectus which is part of this Registration Statement.

                                          /s/ Deloitte & Touche LLP

Atlanta, Georgia
October 28, 1999